                                                                EXHIBIT 10.9

                                                 *Confidential Treatment
                                                  Requested under 17 C.F.R.
                                                  Sections 200.80(b)(4)
                                                  200.83 and 230.406

LICENSE AGREEMENT

This AGREEMENT dated December 1, 1995 between Pro CD, Inc. (Pro CD) located at 222 Rosewood Drive, Danvers, MA 01923-4520 and e. Ventures, Inc. (e. ventures) located at 848 North La Cienega Boulevard, Suite 206, Los Angeles, CA 90069, provides for the following:

DEFINITIONS

"Information" shall mean the names, addresses, phone numbers and other information or materials provided to e. ventures by Pro CD under the terms of this Agreement.

"Value Added File Resale" shall mean the use of Pro CD data and technology as a component for an e. ventures product and service.

"Project" shall be defined as an internet service utilizing the information as the backbone of the internet yellow pages component of the service focused on helping consumers access information and advertising about companies. The use of the information shall be limited to display in a directory format and shall not be resold or made available for resale or reuse in any other context by end-users. Final form of end-user license is subject to Pro CD review and approval and license shall be for personal and recreational use only.

RESPONSIBILITIES

Pro CD Shall provide Business telephone directory information derived from Phone Book Listings in the USA. Pro CD will be responsible for providing and maintaining, on a quarterly basis, the U.S. business listing necessary to support the e. ventures online Internet project, "ON VILLAGE", hereinafter to be referred to as the "Project". These activities include the submission of this data to e. ventures on 4 mm DAT tape and the quarterly updating of this data.
                        Specifically to include:
                                --Business Name
                                --Street Address (when available)
                                --City, State and Zip code and ZIP plus four
                                  when available
                                --Publish date of phone book
                                --SIC code (on Yellow Page listings)
                                --Phone Numbers

                An initial file of 15 million or more records will be provided on 4 mm DAT tape with quarterly updates.

                Pro CD will apprise e. ventures of their methods used for data collection, their quality control standards, and will guarantee to e. ventures their maintenance of those quality standards.

e. ventures     Will be marketing, selling and promoting the project, which will derive revenue from sales of advertising. Additionally, e.
                ventures will provide those administrative and customer service functions necessary to support sales people, advertisers and end users for the Project as e. ventures shall determine appropriate.

                e. ventures will have rights to the unlimited use of the Pro CD database for different online functions as it relates to the Project only, although not including the resale of these databases.

                                                 *Confidential Treatment
                                                  Requested under 17 C.F.R.
                                                  Sections 200.80(b)(4)
                                                  200.83 and 230.406

LICENSE AGREEMENT
PAGE TWO

                e. ventures will develop its own trademarks and copyrights for this Project, as well as various other trademarks and copyrights to be used as part of the Project.

                Each web page developed for the yellow page based listings directory will state:
                      Data provided by Pro CD, Inc. (This will not include advertisers who pay for their own web pages.)

                e. ventures will provide 50 electronic advertising billboards free of charge to Pro CD while specified advertising categories are still available or unsold to advertisers.

                e. ventures will allow Pro CD to use e. ventures' consumer database strictly for the purpose of selling Pro CD's CD-ROM products, but Pro CD will not resell the database or use it for any other purposes.

                It is understood, from correspondence received from Network Publishing Inc. (NPI) dated November 10, 1995, that NPI will be maintaining the Pro CD database of approximately 15 million business directory listings for e. ventures. It is also understood within the terms of this contract, that NPI understands and agrees that it will have no license rights to use or ownership of the said database provided by Pro CD to e. ventures, and that the only rights granted by Pro CD will be to e. ventures and pursuant to the license agreement between Pro CD and e. ventures. (Correspondence from NPI attached to end of agreement.)

RESTRICTIONS

The Information will be sold only as a component of the e. ventures Internet Project to be marketed and supported by e. ventures.

e. ventures shall not use the Information as part of any CD-ROM product or resell the data or technology in any way except as a component of this specific Internet Project.

e. ventures will not knowingly allow its customers to use the Information as part of any interactive on-line, CD-ROM, or as part of any derivative product.
e. ventures will establish reasonable precautions to prevent such unauthorized use, provided, however, e. ventures shall not be in breach of this agreement provided it reports to Pro CD any unauthorized use which it becomes aware of and reasonably cooperates with Pro CD to prevent any further unauthorized use.

A statement regarding copyright and unauthorized use will be included in the "legal" section of the Internet Project.

The Information is only to be licensed to e. ventures, and neither e. ventures nor its customers shall have the right to distribute the Information, or any subset thereof as part of the Project as described in this agreement.

                                       *Confidential Treatment
                                        Requested under 17 C.F.R.
                                        Sections 200.80(b) (4)
                                        200.83 and
                                        230.406
LICENSE AGREEMENT
PAGE THREE

E. Ventures will have the following options regarding screen display and downloading:

        e. ventures will limit the number of records to be displayed to twenty per screen. e. ventures will limit the number of records to be downloaded to twenty per screen,

        or

        e. ventures will allow 500 records to be displayed and downloaded, but these records will exclude phone number and zip code. When the advertising sold for a category exceeds 500 all advertisers will be allowed to be displayed. In either instance, a viewer will be able to see a full record (business name, street address, city, state, zip code, category heading/SIC code, area code and phone number), but only one record at a time.

If e. ventures violates any of these restrictions, Pro CD shall give written notice thereof to e. ventures. In the event e. ventures does not cure the violation within thirty (30) days, Pro CD may by further written notice terminate this agreement upon not less than thirty (30) days prior notice. In the event of termination of this agreement, e. ventures will return all 4 mm DAT tapes to Pro CD immediately and erase all telephone directory listings which were derived from Pro CD databases within forty-five (45) days after termination.

FINANCIAL

e. ventures shall pay Pro CD an annual minimum royalty of $ * , or * % of net advertising revenues for the Project, whichever is greater. Net advertising revenues refers to gross advertising revenues less trade discounts, chargebacks, and account receivable bad debts from the Project. Net advertising revenues shall be defined as strictly those revenues derived from the sale of advertising space for the Project. The following payment schedule will be applied for the contract year 1996 which will begin February 1st:

        A one time $  *   payment immediately upon the execution of this
                contract.
        $  *    or  * % of cumulative net advertising revenues, for the months of December 1995 through July 1996, whichever number is greater will be due on August 1, 1996.
        $  *    or  * % of cumulative net advertising revenues for the months of
                August, September, and October, whichever number is greater will be due November 1, 1996.

The following payment schedule will be applied for contract years 1997 through 2000:

        $  *    or  * % of cumulative net advertising revenues for the months of
                November, December, and January, whichever number is greater will be due February 1st.
        $  *    or  * % of cumulative net advertising revenues for the months of
                February, March, and April, whichever number is greater will be due May 1.
        $  *    or  * % of cumulative net advertising revenues for the months of
                May, June, and July, whichever number is greater will
                be due August 1.
        $  *    or  * % of cumulative net advertising revenues for the months of
                August, September, and October, whichever number is greater will be due November 1.

        The last payment made to Pro CD in terms of this agreement, will be
                $  *    or  * % of cumulative net advertising revenues for the
                months of November, December, and January, whichever is greater and will be paid on February 1, 2001.

                                       *Confidential Treatment
                                        Requested under 17 C.F.R.
                                        Sections 200.80(b) (4)
                                        200.83 and
                                        230.406
LICENSE AGREEMENT
PAGE FOUR

e. ventures shall reconcile and make payment to Pro CD quarterly by the last day of the calendar month following each quarter. e. ventures will pay the quarterly minimum amount each quarter. Royalties that would be due based upon * % of actual net revenues will be credited against such quarterly minimum amounts, on a cumulative basis, so that royalties in excess of the quarterly minimum payment will become payable once the cumulative actual-revenue royalty exceeds the cumulative quarterly minimums. To the extent any quarterly payment exceeds the minimum quarterly amount, such excess may be carried forward and credited against any subsequent quarter's minimum during the same calendar year.

Pro CD shall have the right, to be exercised not more than twice per calendar year and after not less than five (5) working days prior written notice to e. ventures, to examine and copy the books, records and accounts of e. ventures relating to e. ventures' sale or license of the Database for the Project, for the sole purpose of verifying proper payment to Pro CD hereunder. e. ventures shall keep such books and records as necessary to establish Customer identities and advertising revenue details and the royalty payments due to Pro CD hereunder. The entire direct cost and expenses for the inspection set forth in this section shall be borne by Pro CD.

CONFIDENTIALITY

All information regarding e. ventures' business received or derived in any form as a result of such examinations and this agreement shall be considered to be e. ventures' confidential information, shall be held in confidence and is subject to the confidentiality provisions herein contained. Such information may not be used by Pro CD, or any of its employees or agents, during the Term of this Agreement or thereafter, for any purpose except to verify that it has received proper payment under this Agreement, and may not during the Term of this Agreement or thereafter, be disclosed to any third party for any purpose whatsoever.

All information regarding Pro CD's business received or derived in any form as a result of this agreement shall be considered to be Pro CD's confidential information, shall be held in confidence and is subject to the confidentiality provisions herein contained. Such information may not be used by e. ventures, or any of its employees or agents, during the Term of this Agreement or thereafter, for any purpose, and may not during the Term of this Agreement or thereafter, be disclosed to any third party for any purpose whatsoever.

TERM

This license agreement will be for the duration of five (5) years. e. ventures reserves the right to terminate this agreement beginning with the beginning of year two by giving notice thirty (30) days prior to the end of the existing year. Pro CD reserves the right to terminate this Agreement on or after January, 1, 1998 by giving six (6) months prior written notice if it becomes unable to, or if it becomes impractical to continue to supply the data. Each part must inform the other in writing of their intention regarding extension of the existing agreement 180 days prior to the end of the fifth year.

During this term e. ventures agrees not to acquire or provide any other vendor's U.S. yellow pages database in addition to the one provided by Pro CD during the five (5) year period as long as Pro CD continues to provide quarterly updates of the database to e. ventures. Pro CD will provide updated U.S. business phone directory listings within (6) months of the publication date of any U.S. published phone directory. If e. ventures finds an area with data older then eighteen months old from the listed publication date, e. ventures shall notify Pro CD in writing and Pro CD will update that area within six (6) months or Pro CD will provide a reasonable explanation for not updating the database.

                                                 *Confidential Treatment
                                                  Requested under 17 C.F.R.
                                                  Sections 200.80(b)(4)
                                                  200.83 and 230.406
LICENSE AGREEMENT
PAGE FIVE

LIMITED WARRANTY ON MEDIA

Pro CD warrants the 4 mm DAT tapes on which the Software and Listings are recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery. Pro CD's entire liability and e. ventures' exclusive remedy will be the replacement of the 4 mm DAT tapes not meeting Pro CD's limited warranty and which are returned to Pro CD. Pro CD will have the responsibility to provide the data as they are obligated by this agreement and in the event of problems with their product, they will take reasonable measures to correct them. e. ventures will be responsible for the cost of replacing all 4 mm DAT tapes damaged by accident, abuse or misapplication by e. ventures at a cost of $100 per tape. PRO CD WARRANTS THAT THE PRODUCT WILL OPERATE IN AN ERROR FREE MANNER. EXCEPT AS PROVIDED ABOVE, PRO CD MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTY SET FORTH ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHERS, ORAL, WRITTEN, EXPRESS OR IMPLIED. NO PRO CD DEALER, DISTRIBUTOR, AGENT OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS OR ADDITION TO THIS WARRANTY. IN NO EVENT WILL PRO CD BE LIABLE FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT, WHETHER BASED UPON CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SPECIFICALLY, PRO CD IS NOT RESPONSIBLE FOR ANY COSTS, INCLUDING BUT NOT LIMITED TO, THOSE INCURRED AS THE RESULT OF LOST PROFITS OR REVENUE, LOSS OF USE OF YOUR COMPUTER, LOSS OF DATA, THE COST OF RECOVERING SUCH SYSTEMS OR DATA, THE COST OF ANY SUBSTITUTE PROGRAMS OR DATA, CLAIMS BY THIRD PARTIES, OR FOR OTHER SIMILAR COSTS.

INDEMNIFICATION

A. Pro CD will, at its expense, indemnify and defend (e. ventures), Licensee against any claim or action brought against Licensee based on, as a result of, or in connection with: (1) any claim that any material and/or information furnished hereunder by Pro CD and used within the scope of this Agreement by Licensee infringes any patent, copyright, or other rights of any third party. Pro CD will pay any costs, damages, attorneys fees awarded against or incurred by Licensee with respect to any such claim or action, provided that Licensee notifies Pro CD promptly and in writing of such claim or action and permits Pro CD to participate fully in the defense and/or settlement thereof.

B. Licensee will at its expense indemnify and defend Pro CD against any claim or action brought against Pro CD based on, as a result of, or in connection with: (1) any claim that Licensee hardware and/or software, or representations of by Licensee representatives caused damage to any third parties and

Licensee will pay any costs, damages, attorneys fees awarded against or incurred by Pro CD with respect to any such claim or action, provided Pro CD notifies Licensee promptly and in writing of such claim or action and permits Licensee to participate fully in the defense and/or settlement thereof.

C. Except as described in A and B, immediately above, neither party hereto shall be liable to the other party for special, incidental, exemplary, punitive or consequential damages even if advised of the possibility thereof.

                                       *Confidential Treatment
                                        Requested under 17 C.F.R.
                                        Sections 200.80(b) (4)
                                        200.83 and
                                        230.406
LICENSE AGREEMENT
PAGE SIX

FORCE MAJEURE

Neither party shall be liable or be deemed to be in default for a delay or failure in performance under this Agreement due to an act of God, an act of civil or military authority, fire, labor dispute, flood, epidemic, war, riot, or any other act beyond the reasonable control of that party. If any force majeure condition occurs, the party not affected by the force majeure condition (the "Performing Party") shall receive immediate notice from the party affected by the force majeure condition (the "Non-Performing Party"). In the event that a force majeure condition exists for thirty (30) continuous days, the Performing Party shall have the right to terminate this Agreement on not less than ten
(10) days' written notice to the Non-Performing Party. In the event that the Non-Performing Party is Pro CD, then e. ventures will have the right (but not the obligation) to continue to use the information without any further Updates. In all events (i.e., whether or not e. Ventures elects to terminate the Agreement or chooses to continue for the term of the Agreement), the quarterly minimum payments and royalties shall be reduced, retroactive to the first day of the force majeure condition, as a function of time (i.e. on a basis which recognizes that, the longer the data exists without an Update, the less it is worth to e. Ventures), to new levels which shall be negotiated in good faith and fairly.

MISCELLANEOUS

This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, either oral or written, between e. ventures and Pro CD with respect to the Information provided hereunder. Any changes or modifications must be in writing and signed by both parties. No verbal communication or other representation shall be binding or modify this Agreement.

No waiver by either party of any provision of this License Agreement will be effective unless made in writing and signed by an authorized representative of
e. ventures and Pro CD and shall be effective only as to the specifically stated waiver.

Any dispute between e. ventures and Pro CD pertaining to this Agreement shall be resolved by binding arbitration subject to the rules and procedures of the American Arbitration Association subject to the following conditions:

(1)  The site of the arbitration shall be Massachusetts.

(2) Arbitration shall commence by the written demand of any party, served upon the other party as notice is required to be served under this Agreement.

(3) A single arbitrator selected by e. ventures and Pro CD shall conduct the arbitration. If Agreement to the designation of an arbitrator cannot be reached within thirty (30) days of a demand for arbitration by either party, then the American Arbitration Association shall, pursuant to its customer procedures, designate a member of said Association to serve as arbitrator.

(4) The arbitrator shall be bound to follow the terms of this Agreement and to apply and follow the laws of the State of Massachusetts as they exist by statute, court decisions and otherwise.

(5) The arbitrator shall be empowered to award attorneys fees, costs and expenses of arbitration to any party as it deems reasonable and appropriate.

(6) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                               *Confidential Treatment
                                                Requested under 17 C.F.R.
                                                Sections 200.80(b)(4)
                                                200.83 and 230.406

LICENSE AGREEMENT
PAGE SEVEN


Pro CD shall not have the right or the power to assign this Agreement or any part thereof to another without the prior written consent of e. ventures and such consent shall not be unreasonably withheld.

e. ventures shall not have the right or the power to assign this Agreement or any part thereof to another without the prior written of Pro CD and such consent shall not be unreasonably withheld.

This Agreement shall be binding upon the successors and assigns of e ventures and upon the successors and assigns of Pro CD.

Wherever possible, each provision of this Agreement will be interpreted in such a manner and to such an extent as to be effective and valid under applicable law. If any provision is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity.

No right or remedy set forth in this Agreement is exclusive of any other right or remedy but shall be in addition to every other right and remedy given under this Agreement or existing now or hereafter at law or equity.

I have read and agree to all the terms, conditions, restrictions and fees of this Agreement.

Agreed and Accepted:

Pro CD, Inc.                            e. ventures, Inc.

/s/ GREG ANDREWS                        /s/ JACK TRACHT
-------------------------------         -------------------------------
Signature                               Signature


Chief Financial Officer                 Vice President
-------------------------------         -------------------------------
Title                                   Title

12/6/95                                 12/6/95
-------------------------------         -------------------------------
Date                                    Date